Exhibit 99.1

KILROY REALTY CORPORATION

# Q1 2018 Supplemental Financial Report

One Paseo
(Del Mar, San Diego)

333 Brannan St.
(SOMA, San Francisco)

2100 Kettner
(Little Italy, San Diego)

Columbia Square
(Hollywood, Los Angeles)

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

This Supplemental Financial Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s annual report on Form 10-K for the year ended December 31, 2017, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the West Coast’s premier landlords. The Company has over 70 years of experience developing, acquiring and managing office and mixed-use real estate assets. At March 31, 2018, the Company’s stabilized portfolio totaled approximately 13.9 million square feet of office space that was 94.3% occupied, located in the coastal regions of Los Angeles, Orange County, San Diego, the San Francisco Bay Area and Greater Seattle and 200 residential units located in the Hollywood submarket of Los Angeles.

Board of Directors		Executive Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	President and CEO	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	John T. Fucci	Executive VP, Asset Management
Jolie Hunt		Jeffrey C. Hawken	Executive VP and COO
Scott S. Ingraham		Tracy Murphy	Executive VP, Life Science
Gary R. Stevenson		Robert Paratte	Executive VP, Leasing and Business Development
Peter B. Stoneberg		Tyler H. Rose	Executive VP and CFO
		Steve Rosetta	Executive VP and CIO
		Heidi R. Roth	Executive VP and CAO
		David Simon	Executive VP, Southern California
		Justin W. Smart	Executive VP, Development and Construction Services

Equity Research Coverage

Bank of America Merrill Lynch		Green Street Advisors
James Feldman	(646) 855-5808	Jed Reagan	(949) 640-8780
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Craig Mailman	(917) 368-2316
Citigroup Investment Research		RBC Capital Markets
Michael Bilerman	(212) 816-1383	Mike Carroll	(440) 715-2649
D. A. Davidson		Robert W. Baird & Co.
Barry Oxford	(212) 240-9871	David B. Rodgers	(216) 737-7341
Deutsche Bank Securities, Inc.		Stifel, Nicolaus & Company
Vincent Chao	(212) 250-6799	John W. Guinee III	(443) 224-1307
Evercore ISI		UBS Investment Research
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 713-3402
Goldman Sachs & Co.		Wells Fargo
Andrew Rosivach	(212) 902-2796	Blaine Heck	(443) 263-6529

Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Net income available to common stockholders per share of $0.36	• Stabilized portfolio was 94.3% occupied and 96.7% leased at quarter-end

• FFO per share of $0.94	• 241,069 square feet of leases commenced in the stabilized portfolio

• Revenues of $182.8 million	• 301,372 square feet of leases executed in the stabilized portfolio

• Same Store GAAP NOI increased 5.4% compared to the prior year	• GAAP rents increased approximately 26.0% from prior levels

• Same Store Cash NOI increased 4.8% compared to the prior year	• Cash rents increased approximately 14.7% from prior levels

Capital Markets Highlights	Strategic Highlights

• Borrowed the full borrowing capacity of $150.0 million under our unsecured term	• In January, acquired three, two-story lab buildings that are 78.5% occupied
loan facility	and total approximately 146,000 square feet in South San Francisco for $111.0 million
• As of the date of this report, $125.0 million was outstanding on our unsecured
revolving credit facility	• In January, commenced construction on Phase I of Academy on Vine, a mixed-
use development project located in the Hollywood submarket of Los Angeles.
Phase I is comprised of 306,000 square feet of office space and 24,000 square feet of retail space with a total estimated investment of $260.0 million

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31-32 “Definitions Included in Supplemental.”

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	3/31/2018	12/31/2017 (1)	9/30/2017 (1)	6/30/2017	3/31/2017 (1)
INCOME ITEMS:
Revenues	$182,822	$177,561	$181,534	$180,598	$179,308
Lease Termination Fees, net	60	198	760	367	794
Net Operating Income (2)	132,709	127,522	129,495	128,795	127,163
Capitalized Interest and Debt Costs	13,582	13,436	12,180	10,758	10,163
Net Income Available to Common Stockholders	36,246	28,529	66,558	29,833	26,329
EBITDA, as adjusted (2) (3)	117,184	112,565	116,956	115,530	113,295
Funds From Operations (3) (4) (5) (6)	96,285	86,539	89,547	88,767	81,934
Net Income Available to Common Stockholders per common share – diluted (5)	$0.36	$0.28	$0.67	$0.30	$0.26
Funds From Operations per common share – diluted (5) (6)	$0.94	$0.85	$0.88	$0.87	$0.81
LIQUIDITY ITEMS:
Funds Available for Distribution (4) (5) (7)	$75,537	$51,177	$60,508	$63,654	$60,146
Dividends per common share (5)	$0.425	$0.425	$0.425	$0.425	$0.375
RATIOS:
Net Operating Income Margins	72.6%	71.8%	71.3%	71.3%	70.9%
Interest Coverage Ratio	4.5x	4.2x	4.3x	4.2x	4.3x
Fixed Charge Coverage Ratio	4.5x	4.2x	4.2x	3.9x	3.8x
FFO Payout Ratio (6)	44.5%	49.5%	47.7%	48.1%	45.9%
FAD Payout Ratio (7)	56.8%	83.6%	70.6%	67.1%	62.6%
ASSETS:
Real Estate Held for Investment before Depreciation	$7,645,666	$7,417,777	$7,239,856	$7,276,227	$7,159,381
Total Assets	6,965,932	6,802,838	6,838,299	6,995,367	6,993,665
CAPITALIZATION: (8)
Total Debt	$2,563,517	$2,364,395	$2,449,025	$2,579,552	$2,581,061
Total Preferred Equity and Noncontrolling Interests in the Operating Partnership	—	—	—	100,000	100,000
Total Common Equity and Noncontrolling Interests in the Operating Partnership	7,160,602	7,517,070	7,144,676	7,547,195	7,233,389
Total Market Capitalization	9,724,119	9,881,465	9,593,701	10,226,747	9,914,450
Total Debt / Total Market Capitalization	26.4%	23.9%	25.5%	25.2%	26.0%
Total Debt and Preferred / Total Market Capitalization	N/A	N/A	N/A	26.2%	27.0%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 31-32 “Definitions Included in Supplemental.”

(1)
Net Income Available to Common Stockholders includes $37.3 million and $2.3 million of gains on sales of depreciable operating properties for the three months ended September 30, 2017 and March 31, 2017, respectively, a $0.4 million gain on sale of land for the three months ended September 30, 2017, and a $5.3 million loss on early extinguishment of debt for the three months ended December 31, 2017.

(2)	Please refer to pages 33-34 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted.

(3)
EBITDA, as adjusted, and Funds From Operations for the three months ended September 30, 2017 include a $0.4 million gain on sale of land. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

(4)
Please refer to page 8 for reconciliations of Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.

(5)	Reported amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(6)
Funds From Operations for the three months ended December 31, 2017 includes a $5.3 million loss on early extinguishment of debt. Funds From Operations for the three months ended September 30, 2017 includes a $3.7 million or $0.04 per share non-cash charge related to the original issuance costs of Series H preferred stock that was redeemed on August 15, 2017. Funds From Operations for the three months ended March 31, 2017 includes a $3.8 million or $0.04 per share non-cash charge related to the original issuance costs of Series G preferred stock that was redeemed on March 30, 2017.

(7)	Funds Available for Distribution for the three months ended December 31, 2017 includes a $5.0 million cash loss on early extinguishment of debt.

(8)	Please refer to page 25 for additional information regarding our capital structure.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an updated guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2018 of $3.49 to $3.64 per share with a midpoint of $3.57 per share.

	Full Year 2018 Range at March 31, 2018
	Low End	High End
Net income available to common stockholders per share - diluted	$1.38	$1.54

Weighted average common shares outstanding - diluted (1)	99,300	99,300

Net income available to common stockholders	$137,000	$153,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,200	3,400
Net income attributable to noncontrolling interests in consolidated property partnerships	14,500	15,500
Depreciation and amortization of real estate assets	226,500	226,500
Gains on sales of depreciable real estate	—	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(23,500)	(24,500)
Funds From Operations (2)	$357,700	$373,900

Weighted average common shares and units outstanding - diluted (3)	102,600	102,600

FFO per common share/unit - diluted (3)	$3.49	$3.64

Key 2018 assumptions include:

•	Dispositions of $250.0 to $750.0 million with a midpoint of $500.0 million

•	Same Store Cash Net Operating Income growth of 0 to 1% (2)

•	Year-end occupancy of 94.0% to 95.0%

•	Net Operating Income Margin of approximately 70.5% to 71.0% (2)

•	Remaining development spending of approximately $350.0 to $400.0 million
________________________

(1)	Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units).

(2)	See pages 28-30 for Management Statements on Funds From Operation, Same Store Cash Net Operating Income and Net Operating Income and page 32 for the definition of Net Operating Income Margin.

(3)
Calculated based on estimated weighted average shares outstanding including participating share-based awards (i.e. nonvested stock and certain time based restricted stock units) and assuming the exchange of all estimated common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unit holders.

The Company’s guidance estimates for the full year 2018, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Common Stock Data (NYSE: KRC)

	Three Months Ended
	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017

High Price	$74.27	$76.18	$75.69	$77.09	$77.91
Low Price	$63.72	$70.17	$67.47	$70.06	$70.84
Closing Price	$70.96	$74.65	$71.12	$75.15	$72.08

Dividends per share – annualized	$1.70	$1.70	$1.70	$1.70	$1.50

Closing common shares (in 000’s) (1)	98,840	98,620	98,382	98,351	98,275
Closing common partnership units (in 000’s) (1)	2,071	2,077	2,077	2,077	2,077
	100,911	100,697	100,459	100,428	100,352

________________________

(1)	As of the end of the period.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
ASSETS:
Land and improvements	$1,127,100	$1,076,172	$1,076,172	$1,108,971	$1,108,971
Buildings and improvements	4,987,617	4,908,797	4,871,667	4,983,638	4,962,732
Undeveloped land and construction in progress	1,530,949	1,432,808	1,292,017	1,183,618	1,087,678
Total real estate assets held for investment	7,645,666	7,417,777	7,239,856	7,276,227	7,159,381
Accumulated depreciation and amortization	(1,312,612)	(1,264,162)	(1,216,358)	(1,234,079)	(1,186,246)
Total real estate assets held for investment, net	6,333,054	6,153,615	6,023,498	6,042,148	5,973,135
Cash and cash equivalents	53,069	57,649	64,954	387,616	478,391
Restricted cash	—	9,149	179,276	8,249	7,199
Marketable securities	21,572	20,674	18,851	16,010	15,163
Current receivables, net	17,602	16,926	18,626	13,703	13,740
Deferred rent receivables, net	251,744	246,391	238,959	233,427	225,860
Deferred leasing costs and acquisition-related intangible assets, net	181,567	183,728	185,420	195,320	202,499
Prepaid expenses and other assets, net	107,324	114,706	108,715	98,894	77,678
TOTAL ASSETS	$6,965,932	$6,802,838	$6,838,299	$6,995,367	$6,993,665
LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$339,501	$340,800	$465,828	$467,758	$469,670
Unsecured debt, net	2,155,794	2,006,263	1,909,381	2,097,083	2,096,356
Unsecured line of credit	50,000	—	60,000	—	—
Accounts payable, accrued expenses and other liabilities	223,973	249,637	271,405	219,483	215,469
Accrued dividends and distributions	43,512	43,448	43,324	44,105	38,983
Deferred revenue and acquisition-related intangible liabilities, net	149,563	145,890	145,556	148,729	153,369
Rents received in advance and tenant security deposits	56,117	56,484	46,925	55,738	53,677
Total liabilities	3,018,460	2,842,522	2,942,419	3,032,896	3,027,524
Equity:
Stockholders’ Equity
6.375% Series H Cumulative Redeemable Preferred stock	—	—	—	96,256	96,256
Common stock	988	986	984	984	983
Additional paid-in capital	3,816,385	3,822,492	3,797,546	3,792,028	3,782,291
Distributions in excess of earnings	(130,514)	(122,685)	(108,667)	(132,799)	(120,207)
Total stockholders’ equity	3,686,859	3,700,793	3,689,863	3,756,469	3,759,323
Noncontrolling Interests
Common units of the Operating Partnership	77,240	77,948	77,911	77,296	77,432
Noncontrolling interests in consolidated property partnerships	183,373	181,575	128,106	128,706	129,386
Total noncontrolling interests	260,613	259,523	206,017	206,002	206,818
Total equity	3,947,472	3,960,316	3,895,880	3,962,471	3,966,141
TOTAL LIABILITIES AND EQUITY	$6,965,932	$6,802,838	$6,838,299	$6,995,367	$6,993,665

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
REVENUES
Rental income	$162,871	$156,648
Tenant reimbursements	19,150	19,296
Other property income	801	3,364
Total revenues	182,822	179,308
EXPENSES
Property expenses	31,671	31,241
Real estate taxes	17,146	17,964
Provision for bad debts	(265)	1,298
Ground leases	1,561	1,642
General and administrative expenses	15,559	14,933
Depreciation and amortization	62,715	60,919
Total expenses	128,387	127,997
OTHER (EXPENSES) INCOME
Interest income and other net investment gain/loss	34	1,065
Interest expense	(13,498)	(17,352)
Total other (expenses) income	(13,464)	(16,287)
INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	40,971	35,024
Gains on sales of depreciable operating properties	—	2,257
NET INCOME	40,971	37,281
Net income attributable to noncontrolling common units of the Operating Partnership	(751)	(623)
Net income attributable to noncontrolling interests in consolidated property partnerships	(3,974)	(3,133)
Total income attributable to noncontrolling interests	(4,725)	(3,756)
NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	36,246	33,525
Preferred dividends	—	(3,351)
Original issuance costs of redeemed preferred stock	—	(3,845)
Total preferred dividends	—	(7,196)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$36,246	$26,329
Weighted average common shares outstanding – basic	98,744	97,388
Weighted average common shares outstanding – diluted	99,214	98,018
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.36	$0.27
Net income available to common stockholders per share – diluted	$0.36	$0.26

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$36,246	$26,329
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	751	623
Net income attributable to noncontrolling interests in consolidated property partnerships	3,974	3,133
Depreciation and amortization of real estate assets	61,677	59,734
Gains on sales of depreciable real estate	—	(2,257)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(6,363)	(5,628)
Funds From Operations (1)(2)	$96,285	$81,934
Weighted average common shares/units outstanding – basic (3)	102,030	100,883
Weighted average common shares/units outstanding – diluted (4)	102,499	101,513
FFO per common share/unit – basic (1)	$0.94	$0.81
FFO per common share/unit – diluted (1)	$0.94	$0.81
FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$96,285	$81,934
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(13,994)	(17,889)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(4,281)	(3,695)
Net effect of straight-line rents	(5,353)	(6,883)
Amortization of net below market rents (6)	(2,543)	(2,412)
Amortization of deferred financing costs and net debt discount/premium	315	417
Non-cash amortization of share-based compensation awards	3,598	4,134
Original issuance costs of redeemed preferred stock	—	3,845
Other lease related adjustments, net (7)	1,287	(92)
Adjustments attributable to noncontrolling interests in consolidated property partnerships	223	787
Funds Available for Distribution (1)	$75,537	$60,146

________________________

(1)
See page 30 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unit holders.

(2)
FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $4.3 million and $3.7 million for the three months ended March 31, 2018 and 2017, respectively. These amounts are adjusted out of FFO in our calculation of FAD.

(3)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(4)
Calculated based on weighted average shares outstanding including participating and non-participating share-based awards (i.e. nonvested stock and time based restricted stock units), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.

(6)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.

(7)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2018	2017
GAAP Net Cash Provided by Operating Activities	$94,109	$96,375
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(13,994)	(17,889)
Preferred dividends	—	(3,351)
Depreciation of non-real estate furniture, fixtures and equipment	(1,038)	(1,185)
Provision for uncollectible tenant receivables	271	(570)
Net changes in operating assets and liabilities (1)	6,106	(6,980)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(6,140)	(4,841)
Cash adjustments related to investing and financing activities	(3,777)	(1,413)

Funds Available for Distribution(2)	$75,537	$60,146

_______________________

(1)
Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

(2)	Please refer to page 30 for a Management Statement on Funds Available for Distribution.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2018	2017	% Change
Total Same Store Portfolio
Office Portfolio
Number of properties	98	98
Square Feet	13,355,238	13,355,238
Percent of Stabilized Portfolio	96.3%	92.8%
Average Occupancy	94.9%	95.1%

Operating Revenues:
Rental income	$155,355	$147,906	5.0%
Tenant reimbursements	18,969	18,866	0.5%
Other property income	801	3,283	(75.6)%
Total operating revenues	175,125	170,055	3.0%
Operating Expenses:
Property expenses	30,350	29,662	2.3%
Real estate taxes	16,071	16,689	(3.7)%
Provision for bad debts	(290)	1,180	(124.6)%
Ground leases	1,561	1,642	(4.9)%
Total operating expenses	47,692	49,173	(3.0)%
GAAP Net Operating Income	$127,433	$120,882	5.4%

Same Store Analysis (Cash Basis) (2)

	Three Months Ended March 31,
	2018	2017	% Change
Total operating revenues	$165,821	$160,387	3.4%
Total operating expenses	47,981	47,955	0.1%
Cash Net Operating Income	$117,840	$112,432	4.8%

________________________

(1)
Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of March 31, 2018. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square.

(2)	Please refer to page 33 for a reconciliation of Net Income Available to Common Stockholders to Same Store GAAP Net Operating Income and Same Store Cash Net Operating Income.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO	Buildings	YTD NOI %	SF %	Total SF	3/31/2018	12/31/2017	3/31/2018
Greater Los Angeles
101 Corridor	4	1.0%	2.2%	309,438	91.2%	89.3%	92.0%
El Segundo	5	5.2%	7.9%	1,093,050	98.0%	97.5%	98.2%
Hollywood	6	5.9%	5.8%	806,557	93.7%	94.3%	97.3%
Long Beach	7	3.3%	6.9%	949,910	93.1%	92.4%	96.3%
West Hollywood	4	1.8%	1.3%	178,699	98.0%	94.5%	98.0%
West Los Angeles	10	7.2%	6.1%	844,079	89.8%	89.4%	90.4%
Total Greater Los Angeles	36	24.4%	30.2%	4,181,733	93.9%	93.3%	95.5%
Total Orange County	1	1.2%	2.0%	271,556	89.6%	86.6%	89.6%
San Diego County
Del Mar	14	9.2%	9.8%	1,351,044	98.6%	97.3%	100.0%
I-15 Corridor	5	3.2%	3.9%	540,855	96.6%	97.5%	97.6%
Point Loma	1	0.4%	0.7%	103,900	100.0%	100.0%	100.0%
University Towne Center	1	0.2%	0.3%	47,846	91.4%	91.4%	91.4%
Total San Diego County	21	13.0%	14.7%	2,043,645	98.0%	97.4%	99.2%
San Francisco Bay Area
Menlo Park	7	3.0%	2.7%	378,358	95.3%	95.3%	95.7%
Mountain View	4	4.9%	3.9%	542,235	100.0%	100.0%	100.0%
Palo Alto	2	1.3%	1.2%	165,585	100.0%	100.0%	100.0%
Redwood City	2	4.2%	2.5%	347,269	99.1%	99.1%	99.1%
San Francisco	8	26.3%	20.2%	2,793,856	92.6%	93.6%	97.9%
South San Francisco	3	0.8%	1.0%	145,530	78.5%	N/A	78.5%
Sunnyvale	8	7.1%	6.7%	930,221	100.0%	100.0%	100.0%
Total San Francisco Bay Area	34	47.6%	38.2%	5,303,054	95.1%	96.1%	97.9%
Greater Seattle
Bellevue	2	5.8%	6.5%	905,225	83.9%	96.9%	93.3%
Kirkland	4	1.5%	2.0%	279,924	100.0%	96.5%	100.0%
Lake Union	6	6.5%	6.4%	880,990	93.5%	93.5%	94.4%
Total Greater Seattle	12	13.8%	14.9%	2,066,139	90.2%	95.4%	94.7%
TOTAL STABILIZED OFFICE PORTFOLIO	104	100.0%	100.0%	13,866,127	94.3%	95.2%	96.7%

				Total No. of Units	Occupied at
RESIDENTIAL PROPERTY		Submarket	Buildings		3/31/2018	12/31/2017
Greater Los Angeles
1550 N. El Centro Avenue		Hollywood	1	200	84.5%	79.0%

Average Office Occupancy
Quarter-to-Date
94.8%

Average Residential Occupancy
Quarter-to-Date
83.0%

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Los Angeles, California
23925 Park Sorrento	101 Corridor	11,873	100.0%
23975 Park Sorrento	101 Corridor	104,797	88.8%
24025 Park Sorrento	101 Corridor	108,670	88.7%
2829 Townsgate Road	101 Corridor	84,098	96.2%
2240 E. Imperial Highway	El Segundo	122,870	100.0%
2250 E. Imperial Highway	El Segundo	298,728	100.0%
2260 E. Imperial Highway	El Segundo	298,728	100.0%
909 N. Sepulveda Boulevard	El Segundo	244,136	94.5%
999 N. Sepulveda Boulevard	El Segundo	128,588	93.6%
1500 N. El Centro Avenue	Hollywood	104,504	83.6%
1525 N. Gower Street	Hollywood	9,610	100.0%
1575 N. Gower Street	Hollywood	251,245	100.0%
6115 W. Sunset Boulevard	Hollywood	26,105	75.2%
6121 W. Sunset Boulevard	Hollywood	91,173	100.0%
6255 W. Sunset Boulevard	Hollywood	323,920	91.6%
3750 Kilroy Airport Way	Long Beach	10,457	100.0%
3760 Kilroy Airport Way	Long Beach	165,278	88.8%
3780 Kilroy Airport Way	Long Beach	219,745	81.9%
3800 Kilroy Airport Way	Long Beach	192,476	96.1%
3840 Kilroy Airport Way	Long Beach	136,026	100.0%
3880 Kilroy Airport Way	Long Beach	96,035	100.0%
3900 Kilroy Airport Way	Long Beach	129,893	100.0%
8560 W. Sunset Boulevard	West Hollywood	71,875	100.0%
8570 W. Sunset Boulevard	West Hollywood	43,603	97.0%
8580 W. Sunset Boulevard	West Hollywood	7,126	100.0%
8590 W. Sunset Boulevard	West Hollywood	56,095	96.1%
12100 W. Olympic Boulevard	West Los Angeles	152,048	100.0%
12200 W. Olympic Boulevard	West Los Angeles	150,832	91.0%
12233 W. Olympic Boulevard	West Los Angeles	151,029	94.5%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%
1633 26th Street	West Los Angeles	43,857	0.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%
3130 Wilshire Boulevard	West Los Angeles	90,002	90.4%
501 Santa Monica Boulevard	West Los Angeles	76,803	84.5%
Total Greater Los Angeles		4,181,733	93.9%

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Orange County, California
2211 Michelson Drive	Irvine	271,556	89.6%
Total Orange County		271,556	89.6%

San Diego, California
12225 El Camino Real	Del Mar	58,401	100.0%
12235 El Camino Real	Del Mar	53,751	88.9%
12340 El Camino Real	Del Mar	88,377	100.0%
12390 El Camino Real	Del Mar	72,332	100.0%
12348 High Bluff Drive	Del Mar	38,806	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%
12790 El Camino Real	Del Mar	78,836	100.0%
12770 El Camino Real	Del Mar	73,032	96.2%
12400 High Bluff Drive	Del Mar	209,220	100.0%
3579 Valley Centre Drive	Del Mar	52,418	100.0%
3611 Valley Centre Drive	Del Mar	129,656	100.0%
3661 Valley Centre Drive	Del Mar	128,364	92.5%
3721 Valley Centre Drive	Del Mar	115,193	100.0%
3811 Valley Centre Drive	Del Mar	112,067	100.0%
13280 Evening Creek Drive South	I-15 Corridor	41,196	100.0%
13290 Evening Creek Drive South	I-15 Corridor	61,180	100.0%
13480 Evening Creek Drive North	I-15 Corridor	149,817	100.0%
13500 Evening Creek Drive North	I-15 Corridor	147,533	100.0%
13520 Evening Creek Drive North	I-15 Corridor	141,129	87.1%
2305 Historic Decatur Road	Point Loma	103,900	100.0%
4690 Executive Drive	University Towne Center	47,846	91.4%
Total San Diego County		2,043,645	98.0%

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%
4200 Bohannon Drive	Menlo Park	45,451	71.5%
4300 Bohannon Drive	Menlo Park	63,079	100.0%
4400 Bohannon Drive	Menlo Park	48,146	96.9%
4500 Bohannon Drive	Menlo Park	63,078	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	100.0%
331 Fairchild Drive	Mountain View	87,147	100.0%
680 E. Middlefield Road	Mountain View	170,090	100.0%
690 E. Middlefield Road	Mountain View	170,823	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%
3150 Porter Drive	Palo Alto	36,897	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%
900 Middlefield Road	Redwood City	118,764	97.3%
100 First Street	San Francisco	467,095	95.4%
303 Second Street	San Francisco	740,047	84.7%
201 Third Street	San Francisco	346,538	82.2%
360 Third Street	San Francisco	429,796	99.6%
250 Brannan Street	San Francisco	95,008	100.0%
301 Brannan Street	San Francisco	74,430	100.0%
333 Brannan Street	San Francisco	185,602	100.0%
350 Mission Street	San Francisco	455,340	98.1%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	52.2%
1310 Chesapeake Terrace	Sunnyvale	76,244	100.0%
1315 Chesapeake Terrace	Sunnyvale	55,635	100.0%
1320-1324 Chesapeake Terrace	Sunnyvale	79,720	100.0%
1325-1327 Chesapeake Terrace	Sunnyvale	55,383	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%
599 Mathilda Avenue	Sunnyvale	75,810	100.0%
Total San Francisco Bay Area		5,303,054	95.1%

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Office Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied
Greater Seattle, Washington
601 108th Avenue NE	Bellevue	488,470	98.1%
10900 NE 4th Street	Bellevue	416,755	67.2%
10210 NE Points Drive	Kirkland	84,641	100.0%
10220 NE Points Drive	Kirkland	49,851	100.0%
10230 NE Points Drive	Kirkland	98,982	100.0%
3933 Lake Washington Blvd NE	Kirkland	46,450	100.0%
837 N. 34th Street	Lake Union	111,580	76.2%
701 N. 34th Street	Lake Union	138,994	77.9%
801 N. 34th Street	Lake Union	169,412	100.0%
320 Westlake Avenue North	Lake Union	184,644	100.0%
321 Terry Avenue North	Lake Union	135,755	100.0%
401 Terry Avenue North	Lake Union	140,605	100.0%
Total Greater Seattle		2,066,139	90.2%

TOTAL		13,866,127	94.3%

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Information on Leases Commenced (1)

	1st & 2nd Generation					2nd Generation
	# of Leases (2)		Square Feet (2)		Retention Rates	TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date	17	15	119,393	121,676	34.3%	$44.40	$8.33	29.6%	13.5%	64

Information on Leases Executed (1)

	1st & 2nd Generation				2nd Generation
	# of Leases (3)		Square Feet (3)		TI/LC Per Sq.Ft.	TI/LC Per Sq.Ft. /Year	Changes in GAAP Rents	Changes in Cash Rents	Weighted Average Lease Term (Mo.)
	New	Renewal	New	Renewal
Quarter to Date (4)	20	15	179,696	121,676	$47.50	$8.14	26.0%	14.7%	70

________________________

(1)	Includes 100% of consolidated property partnerships.

(2)
Represents leasing activity for leases that commenced at properties in the stabilized portfolio during the three months ended March 31, 2018, including first and second generation space, net of month-to-month leases.

(3)
Represents leasing activity for leases signed at properties in the stabilized portfolio during the three months ended March 31, 2018, including first and second generation space, net of month-to-month leases. Excludes leasing on new construction.

(4)	During the three months ended March 31, 2018, 17 new leases totaling 166,200 square feet were signed but not commenced as of March 31, 2018.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

Q1 2018
1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$1,021

Tenant Improvements & Leasing Commissions (2)	1,118

Total	$2,139

Q1 2018
2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$2,675

Tenant Improvements & Leasing Commissions (2)	11,319

Total	$13,994

________________________

(1)	Includes 100% of capital expenditures of consolidated property partnerships.

(2)	Represents costs incurred for leasing activity during the period shown. Amounts exclude tenant-funded tenant improvements.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary Schedule
($ in thousands, except for annualized rent per sq. ft.)

Year of Expiration	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
Remaining 2018	50	839,654	6.5%	$38,703	6.7%	$46.09
2019	104	1,517,424	11.8%	59,252	10.4%	39.05
2020	110	1,882,534	14.7%	73,932	12.9%	39.27
2021	90	1,044,882	8.1%	45,629	7.9%	43.67
2022	59	618,222	4.9%	26,042	4.5%	42.12
2023	66	1,101,501	8.6%	54,892	9.5%	49.83
2024	33	896,559	7.0%	40,186	7.0%	44.82
2025	21	362,302	2.8%	14,893	2.6%	41.11
2026	19	1,243,179	9.7%	49,079	8.5%	39.48
2027	18	1,230,459	9.6%	58,213	10.1%	47.31
2028 and beyond	26	2,090,915	16.3%	114,287	19.9%	54.66
Total (2)	596	12,827,631	100.0%	$575,108	100.0%	$44.83

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

(2)
For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of March 31, 2018, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of March 31, 2018.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2018	Greater Los Angeles	32	133,033	1.1%	$5,268	0.9%	$39.60
	Orange County	1	1,090	—%	31	—%	28.44
	San Diego	9	440,302	3.4%	20,041	3.5%	45.52
	San Francisco Bay Area	4	234,162	1.8%	12,523	2.2%	53.48
	Greater Seattle	4	31,067	0.2%	840	0.1%	27.04
	Total	50	839,654	6.5%	$38,703	6.7%	$46.09

2019	Greater Los Angeles	44	311,608	2.5%	$10,067	1.8%	$32.31
	Orange County	6	77,875	0.6%	3,234	0.6%	41.53
	San Diego	15	195,661	1.5%	7,209	1.3%	36.84
	San Francisco Bay Area	23	737,243	5.7%	32,250	5.6%	43.74
	Greater Seattle	16	195,037	1.5%	6,492	1.1%	33.29
	Total	104	1,517,424	11.8%	$59,252	10.4%	$39.05

2020	Greater Los Angeles	58	580,186	4.5%	$22,112	3.9%	$38.11
	Orange County	5	38,526	0.3%	1,238	0.2%	32.13
	San Diego	16	340,826	2.7%	13,188	2.3%	38.69
	San Francisco Bay Area	24	629,104	4.9%	28,917	5.0%	45.97
	Greater Seattle	7	293,892	2.3%	8,477	1.5%	28.84
	Total	110	1,882,534	14.7%	$73,932	12.9%	$39.27

2021	Greater Los Angeles	52	359,560	2.8%	$14,115	2.4%	$39.26
	Orange County	6	75,296	0.6%	2,652	0.5%	35.22
	San Diego	9	170,713	1.3%	7,245	1.2%	42.44
	San Francisco Bay Area	12	243,776	1.9%	13,720	2.4%	56.28
	Greater Seattle	11	195,537	1.5%	7,897	1.4%	40.39
	Total	90	1,044,882	8.1%	$45,629	7.9%	$43.67

2022	Greater Los Angeles	36	329,600	2.6%	$14,284	2.5%	$43.34
	Orange County	2	6,898	0.1%	269	—%	39.00
	San Diego	4	40,566	0.3%	1,300	0.2%	32.05
	San Francisco Bay Area	7	122,134	1.0%	6,290	1.1%	51.50
	Greater Seattle	10	119,024	0.9%	3,899	0.7%	32.76
	Total	59	618,222	4.9%	$26,042	4.5%	$42.12

2023 and Beyond	Greater Los Angeles	70	2,051,508	16.0%	$90,417	15.7%	$44.07
	Orange County	3	40,154	0.3%	1,536	0.2%	38.25
	San Diego	23	782,317	6.1%	35,523	6.2%	45.41
	San Francisco Bay Area	53	3,039,322	23.7%	166,748	29.0%	54.86
	Greater Seattle	34	1,011,614	7.9%	37,326	6.5%	36.90
	Total	183	6,924,915	54.0%	$331,550	57.6%	$47.88

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Stabilized Portfolio Quarterly Lease Expirations for 2018 and 2019
($ in thousands, except for annualized rent per sq. ft.)

	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.
2018:
Q2 2018	14	277,010	2.2%	$13,475	2.3%	$48.64
Q3 2018	15	180,302	1.4%	7,508	1.3%	41.64
Q4 2018	21	382,342	2.9%	17,720	3.1%	46.35
Total 2018	50	839,654	6.5%	$38,703	6.7%	$46.09

2019:
Q1 2019	26	640,772	5.0%	$23,050	4.0%	$35.97
Q2 2019	20	208,153	1.6%	7,966	1.4%	38.27
Q3 2019	29	344,752	2.7%	11,765	2.0%	34.13
Q4 2019	29	323,747	2.5%	16,471	3.0%	50.88
Total 2019	104	1,517,424	11.8%	$59,252	10.4%	$39.05

________________________

(1)	Includes 100% of annualized base rent of consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet
LinkedIn Corporation	San Francisco Bay Area	$28,344	663,239	4.9%	4.8%
salesforce.com, inc.	San Francisco Bay Area / Greater Seattle	23,836	456,867	4.1%	3.3%
DIRECTV, LLC	Greater Los Angeles	23,152	684,411	4.0%	4.9%
Box, Inc.	San Francisco Bay Area	22,441	371,792	3.9%	2.7%
Dropbox, Inc.	San Francisco Bay Area	20,502	256,484	3.6%	1.8%
Synopsys, Inc.	San Francisco Bay Area	15,492	340,913	2.7%	2.5%
Riot Games, Inc.	Greater Los Angeles	15,415	250,098	2.7%	1.8%
Bridgepoint Education, Inc.	San Diego County	13,912	296,708	2.4%	2.1%
Viacom International, Inc.	Greater Los Angeles	13,718	211,343	2.4%	1.5%
Concur Technologies	Greater Seattle	10,643	288,322	1.8%	2.1%
Delta Dental of California	San Francisco Bay Area	10,313	188,143	1.8%	1.4%
Capital One, N.A.	San Francisco Bay Area	9,170	117,993	1.6%	0.9%
AMN Healthcare, Inc.	San Diego County	9,001	176,075	1.6%	1.3%
Biotech/Healthcare Industry Tenant	San Francisco Bay Area	8,461	128,688	1.5%	0.9%
Neurocrine Biosciences, Inc.	San Diego County	7,246	148,136	1.3%	1.1%

Total Top Fifteen Tenants		$231,646	4,579,212	40.3%	33.1%

________________________

(1)	The information presented is as of March 31, 2018.

(2)	Includes 100% of annualized base rental revenues of consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

2018 Operating Property Acquisitions
($ in millions)

COMPLETED OPERATING PROPERTY ACQUISITIONS	Submarket	Month of Acquisition	Number of Buildings	Rentable Square Feet	Purchase Price (1)
1st Quarter
345, 347 & 349 Oyster Point Boulevard, South San Francisco, CA	South San Francisco	January	3	145,530	$111.0

________________________

(1)	Excludes acquisition-related costs.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	467,095	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	740,047	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________

(1)	For breakout of Net Operating Income by partnership, refer to page 33, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.

(2)	Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

In-Process and Future Development Pipeline
($ in millions)

	Location	Estimated Construction Period		Estimated Stabilization Date (1)	Estimated Rentable Square Feet	Total Estimated Investment	Total Costs as of 3/31/2018 (2)	Office % Leased (3)
		Start Date	Compl. Date
UNDER CONSTRUCTION:
Office
Greater Seattle
333 Dexter	South Lake Union	2Q 2017	3Q 2019	3Q 2020	650,000	$380.0	$125.6	—%
San Francisco Bay Area
The Exchange on 16th (4)	San Francisco	2Q 2015	2Q 2018	2Q 2019	750,000	570.0	398.1	100%
100 Hooper	San Francisco	4Q 2016	2Q 2018	2Q 2019	400,000	270.0	214.9	100%
SUBTOTAL:					1,800,000	$1,220.0	$738.6	62%

Mixed-Use
Greater Los Angeles
Academy on Vine - Phase I (Office and Retail) (5)	Hollywood	1Q 2018	1Q 2020	1Q 2021	306,000 Office 24,000 Retail	$260.0	$68.0	—%
San Diego County
One Paseo - Phase I (Retail and Residential) (6)	Del Mar	4Q 2016	3Q 2018 - 1Q 2019	1Q 2019 - 3Q 2019	96,000 Retail 237 Resi Units	235.0	133.4	N/A
SUBTOTAL:						$495.0	$201.4	—%

TOTAL:						$1,715.0	$940.0	53%

FUTURE DEVELOPMENT PIPELINE: (7)	Location	Approx. Developable Square Feet / Resi Units		Total Costs as of 3/31/2018 (2)

San Francisco Bay Area
Flower Mart	San Francisco	TBD		$228.7
Greater Los Angeles
Academy on Vine - Phase II (Residential)	Hollywood	200 Resi Units		30.7
San Diego County
One Paseo - Phases II and III (6)	Del Mar	640,000		185.5
2100 Kettner	Little Italy	175,000		23.1
9455 Towne Centre Drive	San Diego	150,000		14.2
Santa Fe Summit – Phases II and III	56 Corridor	600,000		78.9
TOTAL:				$561.1

________________________

(1)	Represents the earlier of the anticipated stabilization date or one year from building shell substantial completion.

(2)	Represents cash paid and costs incurred as of March 31, 2018.

(3)	Information is as of the date of this report.

(4)
The Company signed a 15-year lease for 100% of the office space with Dropbox, Inc. The lease with Dropbox, Inc. will commence in phases beginning in the fourth quarter of 2018 through the fourth quarter of 2019. Estimated stabilization date represents one year from building shell completion.

(5)	Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 306,000 square feet of office space and 24,000 square feet of retail space.

(6)
Development for this project will occur in phases. Phase I includes the project’s overall infrastructure and site work, 237 residential units and approximately 96,000 square feet of retail space. Phases II and III, comprised of residential and office, respectively, will commence subject to market conditions and economic factors.

(7)
The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Capital Structure
As of March 31, 2018
($ in thousands)

	Shares/Units March 31, 2018	Aggregate Principal Amount or $ Value Equivalent	% of Total Market Capitalization
DEBT: (1)
Unsecured Line of Credit		$50,000	0.5%
Unsecured Term Loan Facility		150,000	1.5%
Unsecured Senior Notes due 2020		250,000	2.6%
Unsecured Senior Notes due 2023		300,000	3.1%
Unsecured Senior Notes due 2024		425,000	4.4%
Unsecured Senior Notes due 2025		400,000	4.1%
Unsecured Senior Notes due 2029		400,000	4.1%
Unsecured Senior Notes Series A & B due 2027 & 2029		250,000	2.6%
Secured Debt		338,517	3.5%
Total Debt		$2,563,517	26.4%
EQUITY AND NONCONTROLLING INTEREST IN THE OPERATING PARTNERSHIP: (2)
Common limited partnership units outstanding (3)	2,070,690	$146,936	1.5%
Shares of common stock outstanding (2)	98,839,708	7,013,666	72.1%
Total Equity and Noncontrolling Interests in the Operating Partnership		$7,160,602	73.6%
TOTAL MARKET CAPITALIZATION		$9,724,119	100.0%

________________________

(1)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(2)	Value based on closing share price of $70.96 as of March 31, 2018.

(3)	Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Debt Analysis
As of March 31, 2018

TOTAL DEBT COMPOSITION
	Percent of Total Debt	Weighted Average
		Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	86.8%	4.1%	7.0
Secured Debt	13.2%	4.4%	7.1
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	7.8%	2.9%	4.3
Fixed-Rate Debt	92.2%	4.2%	7.3

Stated Interest Rate		4.1%	7.0

GAAP Effective Rate		4.1%

GAAP Effective Rate Including Debt Issuance Costs		4.3%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of March 31, 2018
Unsecured Credit Facility and Term Loan Facility (as defined in the Credit Agreements): (1)
Total debt to total asset value	less than 60%	27%
Fixed charge coverage ratio	greater than 1.5x	3.6x
Unsecured debt ratio	greater than 1.67x	3.53x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.99x

Unsecured Senior Notes due 2020, 2023, 2024, 2025 and 2029 (as defined in the Indentures):
Total debt to total asset value	less than 60%	32%
Interest coverage	greater than 1.5x	7.7x
Secured debt to total asset value	less than 40%	4%
Unencumbered asset pool value to unsecured debt	greater than 150%	315%

________________________

(1)
As of March 31, 2018, the covenant performance under the Unsecured Senior Notes Series A and B due 2027 and 2029 (“private placement notes”), was substantially similar to the Facility; however, the unsecured debt ratio under the private placement notes was 3.15x reflecting definitional differences on unencumbered value. The Company’s Operating Partnership was in compliance under the credit agreement of the private placement notes as of March 31, 2018.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Debt Analysis
($ in thousands)

DEBT MATURITY SCHEDULE
Floating/ Fixed Rate	Stated Rate	GAAP Effective Rate (1)	Maturity Date	2018	2019	2020	2021	2022	After 2022	Total (2)

Unsecured Debt:
Floating	2.72%	2.72%	7/31/2022					$50,000		$50,000
Floating	2.90%	2.90%	7/31/2022					150,000		150,000
Fixed	6.63%	6.74%	6/1/2020			250,000				250,000
Fixed	3.80%	3.80%	1/15/2023						300,000	300,000
Fixed	3.45%	3.47%	12/15/2024						425,000	425,000
Fixed	4.38%	4.44%	10/1/2025						400,000	400,000
Fixed	3.35%	3.35%	2/17/2027						175,000	175,000
Fixed	3.45%	3.45%	2/17/2029						75,000	75,000
Fixed	4.25%	4.35%	8/15/2029						400,000	400,000

Total unsecured debt	4.10%	4.15%		—	—	250,000	—	200,000	1,775,000	2,225,000

Secured Debt:
Fixed (3)	6.05%	3.50%	6/1/2019	1,387	74,479					75,866
Fixed	3.57%	3.57%	12/1/2026			3,224	3,341	3,462	159,973	170,000
Fixed	4.48%	4.48%	7/1/2027	1,319	1,830	1,913	2,001	2,092	83,496	92,651

Total secured debt	4.37%	3.80%		2,706	76,309	5,137	5,342	5,554	243,469	338,517

Total	4.14%	4.10%		$2,706	$76,309	$255,137	$5,342	$205,554	$2,018,469	$2,563,517

________________________

(1)	Represents the rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of discounts/premiums, excluding deferred financing costs.

(2)	Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.

(3)	Represents secured debt assumed in connection with an operating property acquisition.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on April 25, 2018 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as consolidated operating revenues (rental income, tenant reimbursements and other property income) less consolidated property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and bad debt expense. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued

Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental
Annualized Base Rent:

Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):

Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):

Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):

Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of substantial completion for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:

Capital expenditures for newly acquired space, newly developed, redeveloped, or repositioned space. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:

Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Definitions Included in Supplemental, continued
GAAP Effective Rate:

The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:

Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Lease-up Properties:

Office and retail properties recently developed or redeveloped that have not yet reached 95% occupancy and are within one year following cessation of major construction activities.

Net Effect of Straight-Line Rents:

Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:

Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):

Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:

Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2017 and still owned and included in the stabilized portfolio as of March 31, 2018. It does not include undeveloped land, development and redevelopment properties currently under construction or committed for construction, “lease-up” properties and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.

Stated Interest Rate:

The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2018	2017
Net Income Available to Common Stockholders	$36,246	$26,329
Net income attributable to noncontrolling common units of the Operating Partnership	751	623
Net income attributable to noncontrolling interests in consolidated property partnerships	3,974	3,133
Total preferred dividends	—	7,196
Net Income	40,971	37,281
Adjustments:
General and administrative expenses	15,559	14,933
Depreciation and amortization	62,715	60,919
Interest income and other net investment gain/loss	(34)	(1,065)
Interest expense	13,498	17,352
Gains on sales of depreciable operating properties	—	(2,257)
Net Operating Income, as defined (1)	132,709	127,163
Wholly-Owned Properties	114,513	108,958
Consolidated property partnerships: (2)
100 First Street (3)	4,749	4,227
303 Second Street (3)	7,673	8,203
Crossing/900 (4)	5,774	5,775
Net Operating Income, as defined (1)	132,709	127,163
Non-Same Store GAAP Net Operating Income (5)	(5,276)	(6,281)
Same Store GAAP Net Operating Income	127,433	120,882
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(9,304)	(9,668)
GAAP Operating Expenses Adjustments, net (7)	(289)	1,218
Same Store Cash Net Operating Income	$117,840	$112,432

________________________

(1)	Please refer to pages 28-29 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.

(2)	Reflects GAAP Net Operating Income for all periods presented.

(3)	For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.

(4)
For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.

(5)
Includes the results of one development project added to the stabilized portfolio in the first quarter of 2017, three office properties we acquired in the first quarter of 2018, ten office properties disposed of during the third quarter of 2017, one office property disposed of during the first quarter of 2017 and expenses for certain of our in-process, near-term and future development projects.

(6)	Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements and amortization of above and below market lease intangibles.

(7)	Includes the amortization of above and below market lease intangibles for ground leases and bad debt expense.

Kilroy Realty Corporation
First Quarter 2018 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended March 31,
	2018	2017
Net Income Available to Common Stockholders	$36,246	$26,329
Interest expense	13,498	17,352
Depreciation and amortization	62,715	60,919
Net income attributable to noncontrolling common units of the Operating Partnership	751	623
Net income attributable to noncontrolling interests in consolidated property partnerships	3,974	3,133
Gains on sales of depreciable operating properties	—	(2,257)
Preferred dividends	—	3,351
Original issuance costs of redeemed preferred stock	—	3,845
EBITDA, as adjusted (1)	$117,184	$113,295

________________________

(1)
Please refer to page 29 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.